EXHIBIT 5.1
suite 200 Northwest Arkansas office the brewer building 234 east milLsap road Fayetteville, Arkansas 72703-4099 479-973-4200	KUTAK ROCK LLP suite 2000 124 WEST CAPITOL AVENUE LITTLE ROCK, ARKANSAS 72201-3706 501-975-3000 Facsimile 501-975-3001 www.kutakrock.com	atlanta chicago denver Fayetteville Irvine Kansas City Los Angeles MINNEAPOLIS oklahoma city Omaha Philadelphia Richmond Scottsdale Spokane ROGERS Washington, D.C. Wichita

May 31, 2017

Bank of the Ozarks, Inc.

17901 Chenal Parkway

Little Rock, Arkansas 72223

Re: Registration Statement on Form S-3 (File No. 333-203388)

Ladies and Gentlemen:

We have acted as counsel to Bank of the Ozarks, Inc., an Arkansas corporation (the “Company”). This opinion is being rendered on behalf of the Company in connection with the Company’s Registration Statement on Form S-3 (File No 333-203388) (the “Registration Statement”) filed with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”).

This opinion is furnished to you pursuant to Item 16 of SEC Form S-3 and Item 601(b)(5) of SEC Regulation S-K in connection with the issuance and sale of up to 7,590,000 shares of common stock, par value $0.01 per share (“Common Stock”), of the Company pursuant to the Company’s prospectus, dated April 13, 2015 (the “Base Prospectus”), included in the Registration Statement and the related preliminary prospectus supplement, dated May 24, 2017, and the related final prospectus supplement, dated May 24, 2017 (collectively, the “Prospectus Supplement”), which Shares are being issued and sold to J.P. Morgan Securities, LLC (the “Underwriter”) pursuant to the Underwriting Agreement dated as of May 24, 2017 (the “Underwriting Agreement”) by and between the Company and the Underwriter.

In rendering the opinions expressed herein, and except as hereinafter limited, we have examined the Registration Statement, the Base Prospectus, the Prospectus Supplement, the Company’s Articles of Incorporation and Bylaws (in each case as amended and/or restated), and the records of proceedings of the Board of Directors (including committees thereof) and shareholders of the Company deemed by us to be relevant to this opinion letter. We have also made such legal and factual examinations and inquiries as we have deemed necessary for purposes of expressing the opinions set forth herein.

As to certain factual matters relevant to this opinion letter, we have relied conclusively upon the representations, warranties and statements made in originals or copies, certified or otherwise identified to our satisfaction, of such records, agreements, documents and instruments, including certificates or comparable documents of officers of the Company and of public officials, as we have deemed appropriate as a basis for the opinion hereinafter set forth. Except to the extent expressly set forth herein, we have made no independent investigations with regard thereto, and, accordingly, we do not express any opinion or belief as to matters that might have been disclosed by independent verification.

4846-9453-2425.3

Kutak Rock LLP

In our examination of the relevant documents, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the accuracy and completeness of all documents submitted to us, the authenticity of all original documents and the conformity to authentic original documents of all documents submitted to us as copies (including facsimile and electronic copies). This opinion letter is given, and all statements herein are made, in context of the foregoing.

Based upon and subject to the foregoing, we are of the opinion that the Shares to be offered and sold, when issued and delivered against payment therefore in accordance with the terms of the Underwriting Agreement, will be validly issued, fully paid, and nonassessable.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Company’s Current Report on Form 8-K dated May 31, 2017, which is incorporated by reference in the Registration Statement and to all references to our firm included in or made a part of the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein

Very truly yours,

/s/ Kutak Rock LLP

4846-9453-2425.3